UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2008
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On May 13, 2008, Doral Financial Corporation (“Doral Financial” or the “Company”) issued a press release announcing the filing of its Quarterly Report on Form 10-Q for the quarterly ended March 31, 2008, including its unaudited results for the quarterly ended March 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
     The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Doral Financial’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
     On May 7, 2008, the stockholders of the Company approved the Company’s 2008 Stock Incentive Plan (the “Plan”), which had previously been approved by the Board of Directors (the “Board”). The Plan replaces the 2004 Omnibus Incentive Plan (the “Omnibus Plan”), which originally was approved by the Company’s stockholders on February 24, 2004.
     The Plan provides for the grant of stock options and stock appreciation rights (“SARs”) as well as other awards based on shares of common stock such as restricted stock or restricted stock units (collectively referred to as “Equity-Based Awards”) to any salaried officer or common law employee of the Company and its subsidiaries, including non-employee Directors.
     The following is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan included as Exhibit B to the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2008.
Description of the Plan
     Shares Available. Subject to the provisions of the Plan, the aggregate number of shares of common stock which may be issued under the Plan is limited to 6,750,000. The shares of common stock for which options and SARs may be granted may consist of either authorized but unissued shares of common stock or shares of common stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company. The total number of shares subject to options and SARs authorized under the Plan is subject to increase or decrease in order to give effect to the adjustment provisions of the Plan. If any option or SAR granted under the Plan were to expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares would again be available for purposes of the Plan.
     Administration. An independent committee (the “Committee”) of the Board shall administer the Plan. The Committee will have the authority to, among other things, interpret the Plan, establish and revise rules and regulations relating to the Plan, determine the form, terms and conditions of option contracts as well as any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may also waive any provisions of any option contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.
     Eligibility. The Committee will have, subject to the express provisions of the Plan, general authority to determine who will be granted awards, the number of shares or performance units subject to such grants, and the terms of awards. Under the Plan, awards may be made to any salaried officer or common law employee of the Company or any subsidiary, including Non-Employee Directors (in the case of Non-Employee Directors, awards will be made by the full Board).
     Stock Options. The Committee will determine the terms and conditions of each stock option or SAR grant at the time of the grant, which may include restrictions on the periods of exercise or contingent exercise on meeting certain performance goals. Unless provided otherwise in the option contract, the exercise price of any stock option granted may not be less than the market value of the Company’s common stock on the date the option is granted. Unless provided otherwise, no stock option will authorize the payment of dividend equivalents or be exercisable for a period of more than ten (10) years from the date of grant.
     Stock Appreciation Rights. SARs may be granted in tandem with stock options or may be freestanding. When a SAR is granted with respect to shares of common stock covered by a qualified stock option, such SAR may be exercised only when the fair market value of the shares of common stock subject to the option exceeds the exercise price of such option.
     Other Equity-Base Awards. The Plan also permits grants of awards (including restricted stock or restricted stock units) of, or based on, shares of common stock or factors that may influence the value of such shares. The Committee will determine the terms and conditions of such awards, which may include the achievement of management objectives or performance goals.

     Adjustment. In the event of any change in the number or kind of outstanding shares of the Company’s common stock by reason of a stock split, extraordinary cash dividend, stock dividend, or any other change in the Company’s corporate structure or shares of the Company’s common stock (i.e. recapitalization, merger, consolidation, reorganization, separation, liquidation etc.), an appropriate adjustment will be made consistent with applicable federal and Puerto Rico tax rules: (i) in the number and kind of shares for which awards may be granted, both in the aggregate and the individual limitations each calendar year; (ii) in the number and kind of shares subject to outstanding awards; (iii) in the exercise price of a stock option or base price of a SAR; and (iv) other adjustments as the board deems appropriate.
     Change in Control. Unless otherwise provided in an award agreement, if there is a Change in Control of the Company (as defined in the Plan) the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each option shall, for a reasonable period of time prior to the specified effective date of the change in control, become fully exercisable with respect to the total number of shares subject to such option and may be exercisable for all or any portion of such shares. Upon the consummation of the change in control, all outstanding options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding without any further action by the Company.
     In addition, upon reasonable written notice to the participants, the Committee in its discretion, may also elect to terminate an option upon the effective date of the Change in Control. An optionee, however, will not lose the right to exercise any option in connection with or as a result of the Change in Control.
     Transferability. Awards made under the Plan are generally not transferable by the Company’s employees except by testate or intestate succession. In such as case, the Company shall not be bound to honor the transfer unless the company has been furnished with written notice and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.
     No Limitation on Compensation and Scope of Liabilities. Nothing in the Plan limits the Company’s right to establish other plans if and to the extent permitted by applicable law. The Company’s liability and that of its subsidiaries and affiliates under the Plan is limited to the obligations expressly set forth in the Plan.
     Amendment and Termination. The Plan may be amended, modified, suspended or terminated earlier by the Board subject to certain limitations described in the Plan.
Item 7.01 Regulation FD Disclosure.
     Beginning May 13, 2008, Doral Financial intends to make available to current and prospective investors a new investor presentation dated May 2008, which will also be posted on its Investor Relations website at www.doralfinancial.com . A copy of the investor presentation is attached hereto as Exhibit 99.2.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 8.01 Other Events.
     On May 13, 2008, Doral Financial issued a press release announcing the results of its annual meeting of shareholders held on May 7, 2008, and the declaration of dividends on its four outstanding series of preferred stock. A copy of the press release is attached hereto as Exhibit 99.3.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Doral Financial Corporation 2008 Stock Incentive Plan, incorporated by reference to Annex A to the Company’s definitive proxy statement filed with the Commission on April 11, 2008.
99.1	Press release, dated May 13, 2008 announcing quarterly results.
99.2	Investor presentation, dated May 2008, of Doral Financial Corporation.
99.3	Press release, dated May 13, 2008 announcing results of annual meeting and declaration of dividends on preferred stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 13, 2008	By:	/s/ Marangal I. Domingo
	Name:	Marangal I. Domingo
	Title:	Executive Vice President and Chief Financial Officer